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                                                               EXHIBIT (99)(c)

                                 TRUST AGREEMENT
                                  (AS AMENDED)


         THIS AMENDED TRUST AGREEMENT is made at Coral Gables, Florida this 1st day of January, A.D. 1987 by and between all of the undersigned parties, who are now members of the Physicians Protective Trust Fund, or any other such party who may hereinafter become a member of the Physicians Protective Trust Fund by agreeing to the terms of this agreement in writing and by ELIOT H. BERG, M.D., LOUIS P. BRADY, M.D., JOSEPH C. CAUTHEN, M.D., WILLIAM P. HADLEY, M.D., HENRY C. HARDIN, M.D., HUBERT G. MARTINEZ, M.D., GEORGE A. SEGAL, M.D., ROBERT S. TOLMACH, M.D., and EDWARD S. TRUPPMAN, M.D., who are the Trustees of said Physicians Protective Trust Fund.

                                   WITNESSETH:

         WHEREAS, the undersigned persons, firms or corporations, hereinafter referred to as "Members," are authorized by the Department of Insurance, State of Florida, hereinafter referred to as the "Department," to pool their liabilities pursuant to the provisions of Section 627.357, Florida Statutes; and

         WHEREAS, the said Members have organized a trust fund pursuant to said law, which fund is known as Physicians Protective Trust Fund, hereinafter referred to as the "Fund"; and

         WHEREAS, the Members of said Fund have designated ELIOT H. BERG, M.D., LOUIS P. BRADY, M.D., JOSEPH C. CAUTHEN, M.D., WILLIAM P. HADLEY, M.D., HENRY C. HARDIN, M.D., HUBERT G. MARTINEZ, M.D., GEORGE A. SEGAL, M.D., ROBERT S. TOLMACH, M.D., and EDWARD S. TRUPPMAN, M.D., as their Trustees to direct the affairs of said Fund and to pass on the admissibility of future members of the Fund until the Members select succeeding Trustees for said Fund; and

         WHEREAS, the parties hereto and the Trustees desire to amend that certain Trust Agreement with Indemnity Provisions made at Miami, Florida on the 10th day of November, A.D., 1975, as amended January 1, 1980, and substitute this Amended Trust Agreement in its stead.

         NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations herein contained, which were given to and accepted by each Member hereof to the other, the parties to this instrument do hereby covenant, stipulate and agree as follows:

         1. The Members hereby appoint ELIOT H. BERG, M.D., LOUIS P. BRADY, M.D., JOSEPH C. CAUTHEN, M.D., WILLIAM P. HADLEY, M.D., HENRY C. HARDIN, M.D., HUBERT G. MARTINEZ, M.D., GEORGE A. SEGAL, M.D., ROBERT S. TOLMACH, M.D., and EDWARD S. TRUPPMAN, M.D., as Trustees of all trust funds established hereunder.




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         2. The Trustees and Members hereby amend that certain Trust Agreement with Indemnity Provisions made at Miami, Florida on the 10th day of November A.D., 1975, as amended January 1, 1980, and substitute this Amended Trust Agreement in its stead as of the date hereof.

         3. The purpose of this Fund is to pay all claims arising against the Members as a result of malpractice or negligence in the care and treatment of patients, as set forth in the Indemnity Agreement issued to each Member. The Members of this Fund do jointly and severally covenant and agree that they will pay any such award or judgement as could otherwise be a claim against the Fund as soon as the same shall become payable.

         4. The Members intend this Agreement as a mutual covenant of assumption and not as a partnership. Should any court of competent jurisdiction construe this Agreement as a partnership, then it is the intention of the parties that such a partnership be limited in scope to the uses for which this Trust Agreement is executed and no other.

         5. That, subject to the approval of the Department, the Trustees of the Fund shall set up, operate and enforce the Fund's administrative rules, regulations, and by-laws as between the individual Members of the Fund. The Trustees shall have, to the extent permitted by law, the power:

         (a) To sue and be sued, complain, and defend all actions or proceedings.

         (b) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use, and otherwise deal in and with real or personal property or any interest therein, wherever situated.

         (c) To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, transfer, and otherwise dispose of all or any part of its property and assets.

         (d) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, domestic or foreign corporations, associations, partnerships, or individuals or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof.

         (e) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the Trustees may determine, issue notes, bonds, and other obligations, and secure any obligations by mortgage or pledge of all or any property and income.



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         (f) To lend money, invest and reinvest funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.

         (g) To conduct Fund business, carry on its operations, have offices and exercise the powers granted by this Trust Agreement.

         (h) To elect or appoint officers and agents of the Fund and define their duties and fix their compensation.

         (i) To pay pensions and establish and carry out pension plans, profit sharing plans, retirement plans, benefit plans, and other incentive and compensation plans for any or all of its Trustees, officers, and employees.

         (j) To have and exercise all powers necessary or convenient to effect Fund purposes.

         (k) To indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of the Fund), by reason of the fact that he is or was a Trustee, officer, employee, or agent of the Fund, against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement actually or reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Fund and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Fund or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Any indemnification unless pursuant to a determination by a court shall be made by the Fund only as authorized in the specific case upon a determination that indemnification of the Trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

                  (i) By the Trustee by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit, or proceeding.




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             (ii) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion; or

            (iii) By the Members by a majority vote of a quorum consisting of Members who were not parties to such action, suit or proceeding.

                  To the Extent that a Trustee, officer, employee, or agent of the Fund has been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Fund in advance of the final disposition of such action, suit, or proceeding upon a preliminary determination following one of the procedures set forth above that the Trustee, officer, employee, or agent met the applicable standard of conduct or as authorized by the Trustees in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the Trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Fund as authorized in this section.

                  Indemnification as provided in this section shall continue as to a person who has ceased to be a Trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (l) To make any other or further indemnification of any of its Trustees, officers, employees, or agents, under any bylaw, agreement, vote of Members or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct.

         (m) To purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee, or agent of the Fund against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Fund would have the power to indemnify him against such liability under the provisions of section (k).

         6. The Fund shall collect all funds from the Members and shall deposit these funds to the account of the Trustees. Any monies disbursed from the Trustees' account shall be disbursed only as provided by (1) the rules, regulations, and bylaws of the Fund, and (2) the rules of the Department.



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         7. The Trustees are authorized and directed to take all reasonable precautions to protect the Members from losses, and may obtain specific or aggregate excess insurance coverage and reinsurance treaties designed to protect said members against excess losses.

         8. All contracts for coverage or indemnity agreements shall be governed by the rules of the Department. The Indemnity Agreement issued by the Fund to its Members shall be forwarded to each Member as coverage is issued.

         9. The Trustees may be compensated for their services rendered to the Fund, and all of their direct and indirect expenses undertaken for Fund business shall be reimbursed to them. The Trustees shall have the right to incur and pay all reasonable expenses and charges of the Fund. Any such expenses or charges incurred by the Trustees shall be the joint and several liability of the Members of the Trust in the event that the Trustees' account is not sufficient to provide for them.

         10. Any Trustee may, at any time, resign by mailing to the other Trustees a written resignation to take effect thirty days thereafter, or upon the prior acceptance thereof. In the event of the death or resignation of any Trustee, a replacement Trustee may be selected by the remaining Trustees to serve out the unexpired term and the Trustees shall immediately advise all Members of these events.

         11. The Trustees shall have the right to take whatever action necessary, including no action, to accomplish the appropriate management and administration of the Fund, so long as the said action or inaction is not prohibited by the laws of the State of Florida or the United States of America, or the rules and regulations of the Department. The Trustees shall use their best judgement in managing and operating the Fund and shall not be liable for any action or inaction taken by them as Trustees other than those of gross negligence, fraud, or willful misconduct.

         12. In the event of the dissolution of the Fund, whether voluntary, or involuntary, the Trustees shall distribute the monies, securities, rights or property then in the Fund for the benefit of the Members of the Fund in that proportion that the Members of the Fund paid premiums to the Trustees at the last date upon which such premiums were collected from each Member. Such payments shall only be made after the Trustees have satisfied the requirements of all appropriate Florida laws or rules or regulations of the Department in providing the appropriate reserves and other funds necessary to comply therewith.

         13. All Members of the Fund hereby agree that the Trustees shall be the sole judge of whether or not an applicant shall be admitted to membership. A Member may be suspended or expelled from the Fund and coverage terminated in accordance with the terms of the Indemnity Agreement.



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         14. Rules and regulations may be made by the Trustees from time to time and shall be binding on all Members of the Fund upon publication to said
Members, and each Member hereby agrees to abide by all such rules and regulations.

         15. The Members shall make prompt payment of al charges and assessments as required by the Trustees.

         16. Each Member hereby appoints the Trustees of the Fund as his agents and attorneys-in-fact to act in his behalf and to execute all contracts and reports, waivers, agreements, excess insurance contracts, reinsurance treaties and service contracts; to make or arrange for payment of claims and all other things required or necessary insofar as they affect the terms of this Trust Agreement and the rules and regulations as now provided or as hereafter promulgated by the Trustees and the Department.

         17. Notwithstanding any statement herein, liability of the Fund to the Members is specifically limited to such obligations as are set forth in the Indemnity Agreement issued by the Fund.

         18. In the event of exhaustion of the Trustees' account, the Members of the Trust Fund shall be subject to assessment for losses as provided in Section 627.357(7), Florida Statutes.

         19. The Fund will be governed by a Board of Trustees not exceeding nine persons in number. The Trustees named herein may elect additional Trustees to bring the Board up to nine Members. To provide continuity of Management, the Board of Trustees is divided into three classes of three Trustees each. One class of three Trustees shall be elected each year by the Members to serve for a term of three years. A Trustee may succeed himself so long as a majority of the Trustees are Members of the Fund.

         20. The Fund may credit its renewing Members with dividends when the Fund has net income remaining before dividends and taxes so long as this dividend policy is in accordance with the provisions of the rules and regulations of the Fund and the Department.

         21. The Fund shall operate on a fiscal year beginning at 12:01 A.M. on the 1st day of January of each year to midnight of the last day in December of that year.

         22. Any Member who formally applies for membership in this Fund and is accepted by the Trustees shall thereupon become a party to this Agreement and be bound by all of the terms and conditions thereof by executing a counterpart of this Agreement. Each member warrants that the information contained in his approved application is true and correct.




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         IN WITNESS WHEREOF, the Trustees have caused these presents to be signed in the day and year first above written.

WITNESSES:                                           TRUSTEES:


/s/ R. C. Dickinson                                  /s/ Eliot H. Berg
-----------------------------                        ---------------------------

                                                     /s/ Louis P. Brady
                                                     ---------------------------
/s/ Cheryl S. Josepher
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                                                     /s/ Joseph C. Cauthen
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                                                     /s/ William P. Hadley
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                                                     /s/ Henry C. Hardin
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                                                     /s/ George A. Segal
                                                     ---------------------------

                                                     /s/ Hubert G. Martinez
                                                     ---------------------------

                                                     /s/ Robert S. Tolmach
                                                     ---------------------------

                                                     /s/ Edward S. Truppman
                                                     ---------------------------

         The undersigned, by his signature hereto, specifically agrees to this Trust Agreement (as amended) and to protect, indemnify, and hold harmless from any loss or damage the Trustees of the Fund, together with all officers, agents, contractors, and employees of the Fund, from any action or inaction taken by them in the course of their duties hereunder, and thus waives any objection to the use of the full and complete resources of the Fund for the intents and purposes expressed herein.


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                                                   PRINT OR TYPE NAME OF MEMBER

WITNESSES:  (2 are required)
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                                                   SIGNATURE OF MEMBER
1)
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2)
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                                                   DATE





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